Exhibit 32.1

CERTIFICATIONS REQUIRED BY
RULE 13a-14(b)/15d-14(b) AND 18 U.S.C. SECTION 1350

In connection with the annual report of Universal Display Corporation (the “Company”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven V. Abramson, President and Chief Executive Officer of the Company, hereby certify, based on my knowledge, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2016	By:	/s/ Steven V. Abramson
Steven V. Abramson
President and Chief Executive Officer